Exhibit 99.1
Investor Relations Contact:
Raphael Gross/Don Duffy
203.682.8200
Kona Grill Reports Fourth Quarter and Full Year 2008 Results
SCOTTSDALE—(Globe Newswire)—February 10, 2009—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its fourth quarter and full year ended December 31, 2008.
Fourth Quarter 2008 Highlights Include:
•	Opened restaurants in West Palm Beach, FL and Phoenix, AZ bringing total to 20

•	Restaurant sales increased 6.4% to $18.6 million

•	Same-store sales decreased 9.4%

•	Restaurant operating profit margin of 16.3%
“Our fourth quarter performance reflects one of the most challenging periods the restaurant industry has ever faced. Despite this difficult economic environment, we continue to manage our business for the long-term, but with a near-term focus on driving sales, controlling costs and deploying available resources in the most prudent manner possible,” said Marcus E. Jundt, Chief Executive Officer of Kona Grill.
Fourth Quarter 2008 Financial Results
Restaurant sales increased 6.4% to $18.6 million from $17.5 million during the same quarter last year. The increase in restaurant sales during the fourth quarter reflects additional revenue from three stores opened during 2008, partially offset by an overall reduction in guest traffic. Restaurant sales reflect a 9.4% decrease in same-store sales compared to a 0.8% decrease in the fourth quarter a year ago.
Average weekly sales for the 14 restaurants in the comparable base were $76,700 during the fourth quarter of 2008, compared to $84,700 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire fourth quarter of 2008 were $69,800 versus $78,300 last year.
Loss from continuing operations for the fourth quarter of 2008 was ($5.4) million, or ($0.82) per diluted share, including ($3.2) million, or ($0.49) per diluted share of non-cash asset impairment charges and ($0.5) million, or ($0.08) per diluted share for separation costs and other special charges. This compares to loss from continuing operations of ($0.7) million, or ($0.11) per diluted share, last year.
Net loss for the fourth quarter was ($5.4) million, or ($0.83) per diluted share, based upon 6.5 million diluted shares. This compares to net loss of ($0.9) million, or ($0.14) per diluted share, for the same period last year, based upon 6.3 million diluted shares.

Full Year 2008 Financial Results
Restaurant sales increased 9.1% to $75.8 million during 2008 from $69.5 million last year, primarily reflecting restaurant sales from five restaurants opened since the fourth quarter of 2007, offset by a 7.2% decrease in same-store sales.
Net loss for 2008 was ($10.5) million, or ($1.60) per diluted share, including ($3.5) million, or ($0.54) per diluted share, for discontinued operations associated with the closure of the Company’s Naples, FL restaurant, and ($3.2) million, or ($0.49) per diluted share, for non-cash asset impairment charges. Net loss for 2007 was ($0.7) million, or ($0.11) per diluted share, including ($0.5) million, or ($0.09) per diluted share, for discontinued operations.
Financial Guidance
For the first quarter of 2009, the Company forecasts restaurant sales of $18.3 million to $19.3 million and a net loss of ($1.4) million to ($1.9) million, or ($0.22) to ($0.29) per diluted share. The Company anticipates opening four new restaurants in 2009, including Richmond, VA which opened on January 22, 2009; Woodbridge, NJ; Eden Prairie, MN; and Tampa, FL.
Conference Call
The Company will host a conference call to discuss fourth quarter 2008 financial results today at 6:00 PM ET. The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-888-710-4013 or 1-913-312-1302 for international callers. A replay of the call will be available until Tuesday, February 17, 2009, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 5184771.
About Kona Grill
Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar and is open daily for lunch and dinner. For further information, please visit our website at www.konagrill.com
Forward-Looking Statements
The financial guidance we provide for our first quarter 2009 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets	$4,765	$21,668
Long-term investments	6,491	—
Other assets	794	495
Property and equipment, net	53,504	47,311

Total assets	$65,554	$69,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$12,418	$8,012
Long-term obligations	17,538	15,031
Stockholders’ equity	35,598	46,431

Total liabilities and stockholders’ equity	$65,554	$69,474

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Restaurant sales	$18,573	$17,457	$75,815	$69,521
Costs and expenses:
Cost of sales	4,914	4,899	20,730	19,600
Labor	6,393	5,613	25,396	21,554
Occupancy	1,397	1,154	5,157	4,465
Restaurant operating expenses	2,846	2,395	11,314	9,479
General and administrative	2,459	1,808	8,416	7,294
Preopening expense	883	757	2,073	1,962
Depreciation and amortization	1,741	1,446	6,547	5,428
Asset impairment charge	3,219	—	3,219	—

Total costs and expenses	23,852	18,072	82,852	69,782

Loss from operations	(5,279)	(615)	(7,037)	(261)
Nonoperating income (expense):
Interest income and other, net	(75)	186	296	617
Interest expense	—	(6)	(51)	(85)

(Loss) income from continuing operations before provision for income taxes	(5,354)	(435)	(6,792)	271
Provision for income taxes	—	259	205	406

Loss from continuing operations	(5,354)	(694)	(6,997)	(135)
Loss from discontinued operations, net of tax	(45)	(189)	(3,504)	(534)

Net loss	$(5,399)	$(883)	$(10,501)	$(669)

Net loss per share — Basic:
Continuing operations	$(0.82)	$(0.11)	$(1.06)	$(0.02)
Discontinued operations	(0.01)	(0.03)	(0.54)	(0.09)

Net loss	$(0.83)	$(0.14)	$(1.60)	$(0.11)

Net loss per share — Diluted:
Continuing operations	$(0.82)	$(0.11)	$(1.06)	$(0.02)
Discontinued operations	(0.01)	(0.03)	(0.54)	(0.09)

Net loss	$(0.83)	$(0.14)	$(1.60)	$(0.11)

Weighted average shares used in computation:
Basic	6,502	6,319	6,543	5,982

Diluted	6,502	6,319	6,543	5,982

Reconciliation of Restaurant Operating Profit to Loss from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, preopening expenses, and asset impairment charges. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Restaurant sales	$18,573	$17,457	$75,815	$69,521
Costs and expenses:
Cost of sales	4,914	4,899	20,730	19,600
Labor	6,393	5,613	25,396	21,554
Occupancy	1,397	1,154	5,157	4,465
Restaurant operating expenses	2,846	2,395	11,314	9,479

Restaurant operating profit	3,023	3,396	13,218	14,423

Deduct — other costs and expenses:
General and administrative	2,459	1,808	8,416	7,294
Preopening expense	883	757	2,073	1,962
Depreciation and amortization	1,741	1,446	6,547	5,428
Asset impairment charge	3,219	—	3,219	—

Loss from operations	$(5,279)	$(615)	$(7,037)	$(261)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	26.5	28.1	27.3	28.2
Labor	34.4	32.1	33.5	31.0
Occupancy	7.5	6.6	6.8	6.4
Restaurant operating expenses	15.3	13.7	14.9	13.6

Restaurant operating profit	16.3	19.5	17.4	20.7

Deduct — other costs and expenses:
General and administrative	13.2	10.4	11.1	10.5
Preopening expense	4.8	4.3	2.7	2.8
Depreciation and amortization	9.4	8.3	8.6	7.8
Asset impairment charge	17.3	—	4.2	—

Loss from operations	(28.4)%	(3.5)%	(9.3)%	(0.4)%

Certain percentage amounts may not sum to total due to rounding